1.	FOR IMMEDIATE RELEASE

For more information, contact:

Kevin Eichner (314) 725 5500

Frank Sanfilippo (314) 725 5500

Melissa Sturges (816) 235 7733

ENTERPRISE FINANCIAL REPORTS 58.3% INCREASE IN EARNINGS PER SHARE OVER PREVIOUS YEAR

Strong Trust Company Growth. Noninterest income grows 120.2%

St. Louis, July 21, 2003—Enterprise Financial Services Corp. (OTCBB: EFSC), the parent company of Enterprise Bank and Enterprise Trust reported second quarter net income of $2.6 million or $0.26 per fully diluted share and $3.7 million or $0.38 per fully diluted share for the six months ended June 30, 2003. The reported earnings per fully diluted share for the six months ended June 30, 2003 represent a 58.3% increase over the same period in 2002.

“We are particularly pleased with the performance of our noninterest income generators and with our ability to hold margins in our core banking business in this environment,” said Kevin Eichner, President and CEO of Enterprise Financial.

Portfolio loans grew by 8.2% or $56 million since December 31, 2002 and ended the quarter at $736 million. This growth was funded in part by increases of $32 million or 4.4% in deposits. Net interest income for the six months ended June 30, 2003 was $16.2 million; a $1.2 million or 8.3% increase over the same period last year. During the same period, the net interest rate margin increased to 4.07% from 4.04% in the same period last year primarily due to a better overall liabilities mix and favorable repricing of core deposits.

Total noninterest income grew by $3,532,000 for the six months ended June 30, 2003 versus the same period in 2002. This increase was generated from a $3,088,000 gain on the sale of three branches in April less a $150,000 write-off of related goodwill, increases in gains on the sale of mortgage loans, service charges, and securities gains. Heavy refinance volume in the home loan category continues to produce record gains on the sale of mortgage loans. Expanded services provided to Enterprise Financial clients and increased deposit accounts drove the service charge gains.

Trust and financial advisory performance was also strong in the six months ended June 30, 2003, generating fee income of $1,260,000. Enterprise Trust has again been named one of the fastest growing trust companies in the U.S. over the past three years according to Trust Report.

Provision for loan losses was $2,093,000 in the six months ended June 30, 2003 compared to $1,120,000 for the same period 2002. This increase reflects management’s cautionary view of the economic environment as the company continues its strong loan growth. The company also realized net charge-offs totaling $1,154,000 (versus $190,000 in the same period one year ago), due almost entirely to one problem loan relationship, which has now been largely resolved. The allowance for loan losses of $9.5 million at June 30, 2003 represents 1.30% of ending portfolio loans. This same ratio was 1.27% at December 31, 2002. Enterprise’s loan loss experience continues to compare favorably with peer institutions.

Expense ratios continued to improve as reduced staffing levels, productivity increases, and business process improvements were implemented. The efficiency ratio improved from 72.81% in the six months ended June 30, 2002 to 64.57% in the same period for 2003.

“Our focus on serving privately held businesses through our integrated approach to commercial banking and wealth creation services is unique in our markets and gaining greater acceptance every day. While this economy continues to challenge us, we are more confident than ever that we have a winning strategy being well executed by our team,” said CEO Eichner.

Enterprise Financial operates commercial banking and wealth management businesses in metropolitan St. Louis and Kansas City, Mo., with a primary focus on serving the needs of privately held businesses, their owners and other success-minded individuals.

Please refer to Enterprise Financial’s consolidated balance sheets as of June 30, 2003 and December 31, 2002 and consolidated statements of operations for the three and six months ended June 30, 2003 and 2002 attached for more details.

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Readers should note that in addition to the historical information contained herein, this press release may contain forward-looking statements which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local economic conditions, risks associated with rapid increase or decrease in prevailing interest rates and competition from banks and other financial institutions, as well as those in Enterprise Financial’s 2002 Annual Report on Form 10-K.

ENTERPRISE FINANCIAL SERVICES CORP AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except per share data)

	June 30, 2003	December 31, 2002
Assets
Cash and due from banks	$34,750	$39,052
Federal funds sold	19,374	33,367
Interest-bearing deposits	409	66
Investments in debt and equity securities:
Available for sale, at estimated fair value	57,441	66,619
Held to maturity, at amortized cost (estimated fair value of $11 at June 30, 2003 and $13 at December 31, 2002)	11	13

Total investments in debt and equity securities	57,452	66,632

Loans held for sale	5,088	6,991
Loans, less unearned loan fees	735,733	679,799
Less allowance for loan losses	9,539	8,600

Loans, net	726,194	671,199

Other real estate owned	345	125
Fixed assets, net	7,051	7,686
Accrued interest receivable	3,266	3,459
Goodwill	1,938	2,088
Assets held for sale	—	36,401
Prepaid expenses and other assets	10,417	9,721

Total assets	$866,284	$876,787

Liabilities and Shareholders’ Equity
Deposits:
Demand	$161,499	$155,597
Interest-bearing transaction accounts	49,765	59,058
Money market accounts	347,457	341,590
Savings	4,399	3,421
Certificates of deposit:
$100,000 and over	138,272	105,030
Other	46,622	51,618

Total deposits	748,014	716,314
Guaranteed preferred beneficial interests in subordinated debentures	15,000	15,000
Federal Home Loan Bank advances	29,108	29,464
Notes payable and other borrowings	2,359	2,359
Accrued interest payable	1,137	1,264
Liabilities held for sale	—	50,054
Accounts payable and accrued expenses	7,545	3,522

Total liabilities	803,163	817,977

Shareholders’ equity:
Common stock, $.01 par value; authorized 20,000,000 shares; issued and outstanding 9,565,123 shares at June 30, 2003 and 9,497,794 shares at December 31, 2002	96	95
Surplus	39,209	38,401
Retained earnings	22,025	18,674
Accumulated other comprehensive income	1,791	1,640

Total shareholders’ equity	63,121	58,810

Total liabilities and shareholders’ equity	$866,284	$876,787

ENTERPRISE FINANCIAL SERVICES CORP AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Interest income:
Interest and fees on loans	$10,305	$10,964	$20,673	$21,426
Interest on debt and equity securities:
Taxable	421	373	889	818
Nontaxable	4	—	5	1
Interest on federal funds sold	48	35	86	127
Interest on interest-bearing deposits	—	5	—	23
Dividends on equity securities	19	15	34	27

Total interest income	10,797	11,392	21,687	22,422

Interest expense:
Interest-bearing transaction accounts	49	69	101	137
Money market accounts	885	1,212	1,812	2,487
Savings	3	22	18	43
Certificates of deposit:
$100,000 and over	741	789	1,409	1,619
Other	377	1,062	941	2,273
Guaranteed preferred beneficial interests in subordinated debentures	309	263	617	521
Federal Home Loan Bank borrowings	312	178	603	362
Notes payable and other borrowings	19	47	29	63

Total interest expense	2,695	3,642	5,530	7,505

Net interest income	8,102	7,750	16,157	14,917
Provision for loan losses	1,094	530	2,093	1,120

Net interest income after provision for loan losses	7,008	7,220	14,064	13,797

Noninterest income:
Service charges on deposit accounts	406	449	893	861
Trust and financial advisory income	670	540	1,260	1,169
Other service charges and fee income	91	83	187	174
Gain on sale of mortgage loans	586	285	1,114	645
Gain on sale of securities	—	—	78	—
Gain on sale of branches	2,938	—	2,938	—
Recoveries and income from Merchant Banc investments	—	89	—	89

Total noninterest income	4,691	1,446	6,470	2,938

Noninterest expense:
Salaries	4,040	3,352	7,803	6,813
Payroll taxes and employee benefits	635	651	1,349	1,322
Occupancy	499	460	975	918
Furniture and equipment	233	255	454	507
Data processing	270	260	512	512
Other	1,900	1,389	3,517	2,927

Total noninterest expense	7,577	6,367	14,610	12,999

Income before income tax expense	4,122	2,299	5,924	3,736
Income tax expense	1,524	850	2,191	1,415

Net income	$2,598	$1,449	$3,733	$2,321

Per share amounts
Basic earnings per share	$0.27	$0.15	$0.39	$0.25
Basic weighted average common shares outstanding	9,560,529	9,399,560	9,541,552	9,349,433
Diluted earnings per share	$0.26	$0.15	$0.38	$0.24
Diluted weighted average common shares outstanding	9,892,558	9,575,650	9,855,507	9,576,225